UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________
FORM 8-K
___________________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 3, 2014
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THE GOLDFIELD CORPORATION
(Exact name of registrant as specified in its charter)
 ___________________________________________

Delaware	1-7525	88-0031580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1684 West Hibiscus Blvd. Melbourne, FL	32901
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (321) 724-1700
 ___________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.
Closing of Acquisition of C and C Power Line, Inc.
As previously reported, on December 27, 2013, Power Corporation of America (“PCA”), a Florida corporation and a wholly owned subsidiary of The Goldfield Corporation (the “Registrant”), entered into a Stock Purchase Agreement (the “Agreement”) among Charles U. Chitty, Jr., Earsel B. Goff and Robert M. Young (each of Messrs. Chitty, Goff and Young are referred to as a “Seller” and collectively as the “Sellers”), C and C Power Line, Inc., a Florida corporation (“C&C”), and PCA to acquire all of the issued and outstanding shares of common stock of C&C from the Sellers. C&C is a full service electrical contractor.
On January 3, 2014, PCA closed its acquisition of all the issued and outstanding shares of common stock of C&C from the Sellers. PCA’s aggregate purchase price for the shares, and for the Sellers’ covenants and agreements in the Agreement, is $7,250,000 in cash, subject to certain adjustments as provided in the Agreement. At the closing of the acquisition, PCA paid a portion of the purchase price ($6,525,000 in cash) to the Sellers and deposited a portion of the purchase price ($725,000 in cash) into escrow funds maintained by an escrow agent for certain purchase price adjustments and indemnification obligations under the Agreement.
Neither the Registrant nor any of its affiliates has any material relationship with any Seller, other than with respect to the Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 8, 2014

THE GOLDFIELD CORPORATION

By:	/s/ Stephen R. Wherry
Stephen R. Wherry
Senior Vice President, Chief Financial Officer
(Principal Financial and Accounting Officer),
Treasurer and Assistant Secretary

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